Exhibit 23.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the registration statement on Form S-1 of Mobilis Relocation Services Inc., of my auditors report dated June 9, 2008, and the related financial statements of Mobilis Relocation Services Inc., for the period ended March 31, 2008.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
June 12, 2008